UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

January 29, 2008

(January 23, 2008)
(Date of earliest event reported)

GSI COMMERCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

(610) 491-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 23, 2008, GSI Commerce, Inc. (“GSI”) and Dolphin Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of GSI (“Acquisition Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with E-Dialog, Inc., a Delaware corporation (“E-Dialog”), and OneLiberty Ventures 2000, L.P., as Stockholders’ Representative (as defined therein).

Upon the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into E-Dialog with E-Dialog surviving as a wholly owned subsidiary of GSI (the “Merger”).  The Merger Agreement provides that GSI will acquire 100% of the outstanding E-Dialog capital stock and the options and warrants in Company capital stock for an aggregate purchase price of $157 million, which purchase price includes payment for certain transaction expenses of E-Dialog, certain change in control payments as well as the value of unvested options to acquire E-Dialog stock and unvested E-Dialog restricted stock, which will be converted in exchange for unvested restricted share units of GSI common stock at an exchange ratio.  Depending on the number of unvested options and restricted stock of E-Dialog to be converted into restricted share units of GSI common stock, the amount of transaction expenses and change in control expenses at closing, GSI anticipates that approximately $147.8 million of the purchase price will be paid in cash, and approximately $9.2 million of the purchase price will be in the form of GSI restricted share units.  The value of the restricted share units is expected to be recognized as compensation cost, net of estimated forfeitures, by GSI over the requisite vesting period subsequent to the Merger.  In addition, the Merger Agreement provides for an additional cash payment of $750,000 by GSI to E-Dialog stockholders and vested optionholders and warrantholders in fiscal year 2009 if certain E-Dialog net revenue targets are achieved in fiscal year 2008.  $17.5 million of the aggregate merger consideration will be held in escrow to secure claims by GSI for indemnification under the Merger Agreement and with respect to any exercise of appraisal rights by E-Dialog stockholders.

E-Dialog has made customary representations and warranties in the Merger Agreement, including, among others, representations and warranties as to organization of itself and its subsidiaries, authorization of the Merger Agreement, consents and approvals, capitalization, absence of certain changes or liabilities, tax matters, material contracts, litigation, insurance, intellectual property, compliance with laws and employee matters.  GSI and Acquisition Sub have also made customary representations, warranties and covenants in the Merger Agreement.

E-Dialog has also agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that E-Dialog and each of its subsidiaries will carry on its business in the ordinary course consistent with past practice and will not engage in certain types of transactions without the consent of GSI.  In addition, E-Dialog has covenanted that neither it nor its representatives will take certain actions with respect to any offer or proposal to acquire all or any significant part of E-Dialog, its business, assets, or capital shares.

The Merger Agreement contains certain termination rights for both GSI and E-Dialog.  The completion of the Merger is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

GSI has also entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with certain stockholders of E-Dialog, pursuant to which such stockholders have agreed, upon the terms and subject to the conditions set forth therein, to vote their respective shares of E-Dialog common stock and preferred stock held by them and support actions necessary to consummate the Merger.

The foregoing summary of the Merger Agreement, the Voting and Support Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Voting and Support Agreement attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K.

On January 24, 2008, GSI issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following:  (a) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (b) the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the transaction; (c) the risk that the proposed transaction disrupts current plans and operations; (d) the risk that anticipated synergies and opportunities as a result of the transaction will not be realized; (e) difficulty or unanticipated expenses in connection with integrating E-Dialog into GSI; (f) the risk that the acquisition does not perform as planned, including the risk that E-Dialog will not achieve revenue projections; and (g) potential difficulties in employee retention following the closing of the transaction.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

                (d)  Exhibits

2.1
Agreement and Plan of Merger, dated as of January 23, 2008, by and among GSI Commerce, Inc., Dolphin Acquisition Corporation, E-Dialog, Inc. and One Liberty Ventures 2000, L.P. (as Stockholders’ Representative)†

2.2	Voting and Support Agreement, dated as of January 23, 2008, by and among GSI Commerce, Inc. and each of the individuals and entities listed on a signature page thereto

99.1	Press Release issued by GSI Commerce, Inc., dated January 24, 2008

†           Confidential treatment has been requested for certain portions of this exhibit.  Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2008	GSI COMMERCE, INC.

	By:	/s/ Arthur H. Miller
Name: Arthur H. Miller
Title: Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of January 23, 2008, by and among GSI Commerce, Inc., Dolphin Acquisition Corporation, E-Dialog, Inc. and OneLiberty Ventures 2000, L.P. (as Stockholders’ Representative)†

2.2	Voting and Support Agreement, dated as of January 23, 2008, by and among GSI Commerce, Inc. and each of the individuals and entities listed on a signature page thereto

99.1	Press Release issued by GSI Commerce, Inc., dated January 24, 2008

†           Confidential treatment has been requested for certain portions of this exhibit.  Omitted portions have been filed separately with the Securities and Exchange Commission.